EHXIBIT INDEX

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.

(q)(1) Directors/Trustees Power of Attorney to sign Amendments to this Registration Statement, dated Nov. 11, 2004.

(q)(3) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated Nov. 11, 2004.